EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 10, 2004.


                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                             OLYMPIC RESOURCES LTD.


Date of Issuance:  September 9, 2003

     This certifies that, for value received, OLYMPIC RESOURCES LTD., a Wyoming corporation ("Olympic"), grants to DARYL POLLOCK, an individual residing in West Vancouver, British Columbia, Canada (the "Registered Holder"), the right to subscribe for and purchase from Olympic, at the price of $0.20 USD per share (the "Exercise Price"), on the date immediately prior to the first anniversary of the Exercise Commencement Date (the "Automatic Exercise Date"), 450,000 shares (the "Warrant Shares"), of Olympic's common stock, no par value ("Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment from time to time as provided in Section 4 hereof.

     Section 1. Duration and Exercise of this Warrant.

     (a) This Warrant shall be exercisable by the Registered Holder, in whole, before 5:00 p.m., Houston time on the Automatic Exercise Date.

     (b) Upon exercise or surrender of this Warrant on the Automatic Exercise Date, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of this Warrant in lawful money of the United States of America, all as specified upon the terms and conditions contained herein, Olympic shall promptly issue a certificate for the Warrant Shares issued upon such exercise and cause such certificate to be delivered either to the Registered Holder, or to the Escrow Agent, if required pursuant to the provisions of that certain Escrow Agreement by and among Olympic, the Escrow Agent, the Registered Holder and Patrick Forseille (the "Escrow Agreement").

     (c) On the Automatic Exercise Date, this Warrant shall automatically be exercised and certain deferred compensation owing to the Registered Holder pursuant to the provisions of the that certain Consulting Agreement by and between the Registered Holder and Olympic shall be applied in full payment of the Aggregate Exercise Price (as defined hereunder) to Olympic.

     (d) This Warrant shall only be exercisable in its entirety for the number of Warrant Shares that are issuable hereunder.

     Section 2. Mutilated or Missing Warrant Certificate. If this Warrant shall be mutilated, lost, stolen or destroyed, upon request by the Registered Holder, Olympic will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, of like tenor, but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to Olympic of such loss, theft or destruction of this Warrant and, if requested by Olympic, indemnity or bond also reasonably satisfactory to it.

     Section 3. Reservation and Issuance of Warrant Shares; Suspension of Exercise. Olympic will not be required to reserve and keep available for issuance upon the exercise of this Warrant shares of Common Stock until such time as Olympic holds a meeting of its stockholders at which there is approved either (i) an increase in the number of authorized shares of Common Stock to a number sufficient to satisfy such exercise or (ii) a combination of the outstanding shares of Common Stock into a smaller number of shares such that the number of remaining authorized and unissued shares of Common Stock is sufficient to satisfy such exercise. Further, Olympic shall be permitted to suspend the exercise of this Warrant by any holder hereof until such time as such a meeting of its stockholders shall have occurred and such additional shares or, alternatively, such combination of shares, shall have been authorized. At all times after such a meeting of, and approval by, its stockholders, Olympic shall be required to have authorized, and shall reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the rights represented by this Warrant, the number of Warrant Shares deliverable upon exercise of this Warrant.

     Section 4. Adjustments of Exercise Price and Warrant Shares.

     (a) The Exercise Price and number of Warrant Shares that may be purchased hereunder are subject to change or adjustment from time to time as hereinafter provided.

     (b) Subdivisions or Combinations of Stock. In case Olympic shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

     (c) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case Olympic (i) consolidates with or mergers into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into Olympic and Olympic is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of Olympic in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash and/or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (c), the Registered Holder, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and/or assets to which such holder would have been entitled upon such consummation if the Registered Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section).

     Section 5. No Rights or Liabilities as a Stockholder. The Registered Holder shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of Olympic which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of Olympic or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Automatic Exercise Date shall have occurred and then only with respect to the Warrant Shares purchased pursuant to such exercise. No provision of this Warrant, in the absence of affirmative action by the Registered Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of Olympic, whether such liability is asserted by Olympic or by creditors of Olympic.

     Section 6. No Fractional Warrant Shares. Olympic shall not be required to issue fractions of Warrant Shares upon exercise of the Warrant or to distribute certificates which evidence fractional Warrant Shares.

     Section 7. Transfer Restrictions; Registration of the Warrant and Warrant Shares.

     (a) Neither the Warrant nor the Warrant Shares have been registered under the Act. The Registered Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the Act or, in the opinion of such Registered Holder's counsel reasonably satisfactory to Olympic, a copy of which opinion shall be delivered to Olympic, such transaction is exempt from the registration requirements of the Act.

     (b) The sale, transfer, pledge or hypothecation of this Warrant or the underlying Warrant Shares are subject to the terms and conditions of the Escrow Agreement.

     (c) Subject to the provisions of the following paragraph of this Section 7, any Certificate for Warrant Shares (issued at Olympic's discretion) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN ESCROW AGREEMENT, DATED AS OF SEPTEMBER 9, 2003, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN
            COMPLIANCE THEREWITH.

     (d) The restrictions and requirements set forth in the foregoing paragraphs shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred in compliance with the Escrow Agreement, and pursuant to an effective registration statement under the Act or are otherwise no longer subject to the restrictions of the Act, at which time Olympic agrees to promptly cause the appropriate restrictive legend to be removed and, if appropriate, stop transfer restrictions applicable to such Warrant Shares to be rescinded.

     Section 8. Notices. All notices, requests, demands and other communications relating to this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first-class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     If to the Registered Holder of this Warrant or the holder of the Warrant Shares, addressed to the address of such Registered Holder or holder as set forth on books of Olympic or otherwise furnished by the Registered Holder or holder to Olympic.

     If to Olympic, addressed to:

                  Olympic Resources Ltd.
                  c/o Whittier Energy Company
                  7770 El Camino Road
                  Carlsbad, CA  92009 USA
                  Attention:  Bryce Rhodes, Vice President
                  Telefax: (760) 943-3938

     If to the Registered Holder, addressed to:

                  Mr. Daryl Pollock
                  2927 Tower Hill
                  West Vancouver, B.C., V7V4W6
                  Telefax: (604) 689-1817

     Section 9. Binding Effect. This Warrant shall be binding upon and inure to the sole and exclusive benefit of Olympic, its successors and assigns, and the holder or holders from time to time of this Warrant and the Warrant Shares.

     Section 10. Survival of Rights and Duties. This Warrant shall terminate and be of no further force and effect at 5:00 p.m., Houston time, on the Automatic Exercise Date, when all purchase rights evidenced hereby have been exercised.

     Section 11. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Nevada.

     Section 12. Section Headings. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

     Section 13. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of Olympic and the holder of this Warrant.

     IN WITNESS WHEREOF, Olympic has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.


                                OLYMPIC RESOURCES LTD.:


                                By
                                   ---------------------------------------------
                                   Daryl Pollock, President